Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record Second Quarter EPS from Continuing Operations

•	EPS from continuing operations was $1.00, a record for second quarter results and an increase of 20% compared to the year-ago period

•	Total gross profit of $819 million was an all-time record and an increase of 10% compared to the year-ago period

•	Total revenue of $5.2 billion, up 9% compared to the year-ago period, increasing across all major business sectors; operating income of $222 million, an increase of 12% compared to the year-ago period

FORT LAUDERDALE, Fla., (July 22, 2015) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2015 second quarter net income from continuing operations of $115 million, a record for second quarter results, or $1.00 per share, compared to net income from continuing operations of $101 million, or $0.83 per share, for the same period in the prior year, a 20% improvement on a per-share basis.
Second quarter 2015 revenue totaled $5.2 billion, compared to $4.8 billion in the year-ago period, an increase of 9%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the second quarter of 2015, AutoNation’s retail new vehicle unit sales increased 6% overall and 4% on a same store basis, while retail used vehicle unit sales increased 9% overall and 7% on a same store basis.
Mike Jackson, Chairman, Chief Executive Officer and President, said, “AutoNation delivered its 19th consecutive quarter of double-digit year-over-year growth in EPS. We reconfirm our expectation of U.S. industry new vehicle unit sales to be above 17 million units in 2015.”
Mr. Jackson also said, “We are pleased with how the AutoNation brand has been embraced, as well as the continued rollout of AutoNation Express and the progress of all our digital initiatives. Over 20% of our sales were generated through AutoNation websites for the first half of the year. The first phase of AutoNation Express, where a consumer can identify a vehicle, reserve that vehicle and put a deposit on that vehicle, was completed six months ahead of schedule. AutoNation is committed to providing transparency and delivering a peerless customer experience through initiatives such as AutoNation Express.”
Commercial Paper
In May 2015, AutoNation established a new financing program pursuant to which it may issue unsecured commercial paper notes on a private placement basis up to a maximum aggregate amount outstanding at any time of $300.0 million. At June 30, 2015, AutoNation had $298.5 million of commercial paper notes outstanding.
Share Repurchase
During the second quarter of 2015, AutoNation repurchased 0.8 million shares of common stock for an aggregate purchase price of $50 million. As of July 20, 2015, AutoNation has approximately $217 million remaining Board authorization for share repurchase and 113 million shares outstanding.
Segment Results
Segment results(1) for the second quarter of 2015 were as follows:

•	Domestic – Domestic segment income(2) was $85 million compared to year-ago segment income of $71 million, an increase of 20%.

•	Import – Import segment income(2) was $80 million compared to year-ago segment income of $78 million, an increase of 3%.

•	Premium Luxury – Premium Luxury segment income(2) was $94 million compared to year-ago segment income of $86 million, an increase of 10%.
For the six-month period ended June 30, 2015, the Company reported net income from continuing operations of $227 million, or $1.97 per share, compared to adjusted net income from continuing operations of $191 million, or $1.58 per share, for the same period in the prior year, an improvement of 25% on a per-share basis. On a GAAP basis, net income from continuing operations for the six-month period ended June 30, 2014 was $196 million, or $1.62 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the six-month period ended June 30, 2015, totaled $10.2 billion, up 11% compared to $9.2 billion for the same period in the prior year.
The second quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 22, 2015 through August 6, 2015 by calling (800) 568-3942 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a peerless automotive retail experience through our customer-focused sales and service processes. Owning and operating 293 new vehicle franchises, which sell 35 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions, including conditions in the credit markets and changes in interest rates; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q

and our Current Reports on Form 8-K.  Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
New vehicle	$2,967.8	$2,736.9	$5,737.4	$5,165.5
Used vehicle	1,216.3	1,082.3	2,409.5	2,132.0
Parts and service	777.8	704.8	1,521.2	1,375.8
Finance and insurance, net	217.7	185.4	425.3	357.8
Other	44.7	79.1	75.1	120.9
Total revenue	5,224.3	4,788.5	10,168.5	9,152.0
Cost of sales:
New vehicle	2,801.7	2,575.3	5,409.8	4,858.0
Used vehicle	1,125.2	993.0	2,214.7	1,948.4
Parts and service	440.6	404.0	864.0	788.3
Other	37.7	71.3	61.0	105.0
Total cost of sales	4,405.2	4,043.6	8,549.5	7,699.7
Gross profit	819.1	744.9	1,619.0	1,452.3
Selling, general, and administrative expenses	568.7	524.6	1,126.3	1,025.3
Depreciation and amortization	32.1	26.2	60.8	51.8
Other income, net	(3.8)	(3.7)	(5.1)	(11.7)
Operating income	222.1	197.8	437.0	386.9
Non-operating income (expense) items:
Floorplan interest expense	(14.2)	(13.3)	(27.4)	(26.5)
Other interest expense	(21.6)	(21.3)	(43.0)	(42.9)
Interest income	—	0.1	0.1	0.1
Other income, net	0.5	0.9	1.6	2.4
Income from continuing operations before income taxes	186.8	164.2	368.3	320.0
Income tax provision	71.6	63.5	141.4	123.8
Net income from continuing operations	115.2	100.7	226.9	196.2
Loss from discontinued operations, net of income taxes	(0.1)	(0.3)	(0.3)	(0.7)
Net income	$115.1	$100.4	$226.6	$195.5
Diluted earnings (loss) per share*:
Continuing operations	$1.00	$0.83	$1.97	$1.62
Discontinued operations	$—	$—	$—	$(0.01)
Net income	$1.00	$0.83	$1.97	$1.61
Weighted average common shares outstanding	115.1	120.8	115.1	121.1
Common shares outstanding, net of treasury stock, at period end	113.4	118.5	113.4	118.5

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$2,967.8	$2,736.9	$230.9	8.4	$5,737.4	$5,165.5	$571.9	11.1
Retail used vehicle	1,109.1	989.1	120.0	12.1	2,203.2	1,934.9	268.3	13.9
Wholesale	107.2	93.2	14.0	15.0	206.3	197.1	9.2	4.7
Used vehicle	1,216.3	1,082.3	134.0	12.4	2,409.5	2,132.0	277.5	13.0
Finance and insurance, net	217.7	185.4	32.3	17.4	425.3	357.8	67.5	18.9
Total variable operations	4,401.8	4,004.6	397.2	9.9	8,572.2	7,655.3	916.9	12.0
Parts and service	777.8	704.8	73.0	10.4	1,521.2	1,375.8	145.4	10.6
Other	44.7	79.1	(34.4)		75.1	120.9	(45.8)
Total revenue	$5,224.3	$4,788.5	$435.8	9.1	$10,168.5	$9,152.0	$1,016.5	11.1
Gross profit:
New vehicle	$166.1	$161.6	$4.5	2.8	$327.6	$307.5	$20.1	6.5
Retail used vehicle	91.4	88.7	2.7	3.0	193.9	181.5	12.4	6.8
Wholesale	(0.3)	0.6	(0.9)		0.9	2.1	(1.2)
Used vehicle	91.1	89.3	1.8	2.0	194.8	183.6	11.2	6.1
Finance and insurance	217.7	185.4	32.3	17.4	425.3	357.8	67.5	18.9
Total variable operations	474.9	436.3	38.6	8.8	947.7	848.9	98.8	11.6
Parts and service	337.2	300.8	36.4	12.1	657.2	587.5	69.7	11.9
Other	7.0	7.8	(0.8)		14.1	15.9	(1.8)
Total gross profit	819.1	744.9	74.2	10.0	1,619.0	1,452.3	166.7	11.5
Selling, general, and administrative expenses	568.7	524.6	(44.1)	(8.4)	1,126.3	1,025.3	(101.0)	(9.9)
Depreciation and amortization	32.1	26.2	(5.9)		60.8	51.8	(9.0)
Other income, net	(3.8)	(3.7)	0.1		(5.1)	(11.7)	(6.6)
Operating income	222.1	197.8	24.3	12.3	437.0	386.9	50.1	12.9
Non-operating income (expense) items:
Floorplan interest expense	(14.2)	(13.3)	(0.9)		(27.4)	(26.5)	(0.9)
Other interest expense	(21.6)	(21.3)	(0.3)		(43.0)	(42.9)	(0.1)
Interest income	—	0.1	(0.1)		0.1	0.1	—
Other income, net	0.5	0.9	(0.4)		1.6	2.4	(0.8)
Income from continuing operations before income taxes	$186.8	$164.2	$22.6	13.8	$368.3	$320.0	$48.3	15.1
Retail vehicle unit sales:
New	85,245	80,554	4,691	5.8	163,805	151,777	12,028	7.9
Used	57,370	52,656	4,714	9.0	115,994	104,792	11,202	10.7
	142,615	133,210	9,405	7.1	279,799	256,569	23,230	9.1
Revenue per vehicle retailed:
New	$34,815	$33,976	$839	2.5	$35,026	$34,033	$993	2.9
Used	$19,332	$18,784	$548	2.9	$18,994	$18,464	$530	2.9
Gross profit per vehicle retailed:
New	$1,949	$2,006	$(57)	(2.8)	$2,000	$2,026	$(26)	(1.3)
Used	$1,593	$1,685	$(92)	(5.5)	$1,672	$1,732	$(60)	(3.5)
Finance and insurance	$1,526	$1,392	$134	9.6	$1,520	$1,395	$125	9.0
Total variable operations(1)	$3,332	$3,271	$61	1.9	$3,384	$3,300	$84	2.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	56.8	57.2	56.4	56.4
Used vehicle	23.3	22.6	23.7	23.3
Parts and service	14.9	14.7	15.0	15.0
Finance and insurance, net	4.2	3.9	4.2	3.9
Other	0.8	1.6	0.7	1.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.3	21.7	20.2	21.2
Used vehicle	11.1	12.0	12.0	12.6
Parts and service	41.2	40.4	40.6	40.5
Finance and insurance	26.6	24.9	26.3	24.6
Other	0.8	1.0	0.9	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.6	5.9	5.7	6.0
Used vehicle - retail	8.2	9.0	8.8	9.4
Parts and service	43.4	42.7	43.2	42.7
Total	15.7	15.6	15.9	15.9
Selling, general and administrative expenses	10.9	11.0	11.1	11.2
Operating income	4.3	4.1	4.3	4.2
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	69.4	70.4	69.6	70.6
Operating income	27.1	26.6	27.0	26.6

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
Domestic	$1,764.2	$1,604.9	$159.3	9.9	$3,429.9	$3,077.9	$352.0	11.4
Import	1,795.0	1,717.8	77.2	4.5	3,473.7	3,267.2	206.5	6.3
Premium luxury	1,633.0	1,431.9	201.1	14.0	3,196.2	2,738.3	457.9	16.7
Total	5,192.2	4,754.6	437.6	9.2	10,099.8	9,083.4	1,016.4	11.2
Corporate and other	32.1	33.9	(1.8)	(5.3)	68.7	68.6	0.1	0.1
Total consolidated revenue	$5,224.3	$4,788.5	$435.8	9.1	$10,168.5	$9,152.0	$1,016.5	11.1

Segment income*:
Domestic	$84.9	$70.5	$14.4	20.4	$164.2	$134.3	$29.9	22.3
Import	80.1	77.5	2.6	3.4	155.1	142.9	12.2	8.5
Premium luxury	94.4	85.8	8.6	10.0	188.5	169.1	19.4	11.5
Total	259.4	233.8	25.6	10.9	507.8	446.3	61.5	13.8
Corporate and other	(51.5)	(49.3)	(2.2)		(98.2)	(85.9)	(12.3)
Add: Floorplan interest expense	14.2	13.3	0.9		27.4	26.5	0.9
Operating income	$222.1	$197.8	$24.3	12.3	$437.0	$386.9	$50.1	12.9

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	27,871	26,182	1,689	6.5	53,621	49,997	3,624	7.2
Import	40,279	39,685	594	1.5	77,193	74,610	2,583	3.5
Premium luxury	17,095	14,687	2,408	16.4	32,991	27,170	5,821	21.4
	85,245	80,554	4,691	5.8	163,805	151,777	12,028	7.9

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Domestic:
Ford, Lincoln	15.8	16.7	16.1	17.2
Chevrolet, Buick, Cadillac, GMC	10.2	9.9	10.0	9.9
Chrysler, Jeep, Dodge	6.7	5.9	6.6	5.8
Domestic total	32.7	32.5	32.7	32.9
Import:
Honda	11.3	12.3	11.1	11.8
Toyota	19.3	19.6	19.0	19.3
Nissan	9.8	10.5	9.9	11.0
Other imports	6.8	6.9	7.2	7.1
Import total	47.2	49.3	47.2	49.2
Premium Luxury:
Mercedes-Benz	8.4	7.1	8.2	7.3
BMW	4.5	4.9	4.7	4.8
Lexus	2.7	2.6	2.9	2.6
Audi	2.1	1.5	2.0	1.3
Other premium luxury (Land Rover, Porsche)	2.4	2.1	2.3	1.9
Premium Luxury total	20.1	18.2	20.1	17.9
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Capital expenditures (1)	$71.2	$52.9	$134.1	$87.8
Cash paid for acquisitions (2)	$45.4	$—	$73.1	$—
Proceeds from exercises of stock options	$6.3	$6.8	$18.8	$22.1
Stock repurchases:
Aggregate purchase price	$50.0	$64.1	$59.1	$179.8
Shares repurchased (in millions)	0.8	1.1	0.9	3.6

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Variance	2015	2014	Variance
Floorplan assistance earned (included in cost of sales)	$29.4	$26.7	$2.7	$56.1	$50.7	$5.4
New vehicle floorplan interest expense	(13.4)	(12.6)	(0.8)	(25.8)	(25.3)	(0.5)
Net new vehicle inventory carrying benefit	$16.0	$14.1	$1.9	$30.3	$25.4	$4.9

Balance Sheet and Other Highlights	June 30, 2015	December 31, 2014	June 30, 2014
Cash and cash equivalents	$65.3	$75.4	$68.5
Inventory	$3,230.7	$2,899.0	$2,776.6
Total floorplan notes payable	$3,321.4	$3,097.2	$2,869.1
Non-vehicle debt	$2,128.6	$2,128.4	$1,883.2
Equity	$2,285.3	$2,072.1	$2,125.1

New days supply (industry standard of selling days)	63 days	54 days	59 days
Used days supply (trailing calendar month days)	36 days	38 days	36 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.18x
Covenant	less than or equal to	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		58.8%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.
(2) Excludes capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$115.1	$100.4	$1.00	$0.83
Discontinued operations, net of income taxes	0.1	0.3	$—	$—
From continuing operations, as reported	115.2	100.7	$1.00	$0.83

Adjusted	$115.2	$100.7	$1.00	$0.83

	Six Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2015	2014	2015	2014
As reported	$226.6	$195.5	$1.97	$1.61
Discontinued operations, net of income taxes	0.3	0.7	$—	$0.01
From continuing operations, as reported	226.9	196.2	$1.97	$1.62
Net gain related to business/property dispositions	—	(5.0)	$—	$(0.04)
Adjusted	$226.9	$191.2	$1.97	$1.58

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Variance	% Variance	2015	2014	$ Variance	% Variance
Revenue:
New vehicle	$2,866.7	$2,723.2	$143.5	5.3	$5,558.7	$5,138.2	$420.5	8.2
Retail used vehicle	1,069.0	982.9	86.1	8.8	2,129.8	1,922.5	207.3	10.8
Wholesale	105.1	92.9	12.2	13.1	202.5	196.6	5.9	3.0
Used vehicle	1,174.1	1,075.8	98.3	9.1	2,332.3	2,119.1	213.2	10.1
Finance and insurance, net	212.1	184.4	27.7	15.0	415.5	355.9	59.6	16.7
Total variable operations	4,252.9	3,983.4	269.5	6.8	8,306.5	7,613.2	693.3	9.1
Parts and service	751.4	700.3	51.1	7.3	1,474.1	1,366.6	107.5	7.9
Other	44.7	79.2	(34.5)		75.0	119.7	(44.7)
Total revenue	$5,049.0	$4,762.9	$286.1	6.0	$9,855.6	$9,099.5	$756.1	8.3

Gross profit:
New vehicle	$158.2	$160.9	$(2.7)	(1.7)	$312.5	$306.0	$6.5	2.1
Retail used vehicle	88.7	88.0	0.7	0.8	188.4	180.0	8.4	4.7
Wholesale	(0.3)	0.7	(1.0)		0.9	2.2	(1.3)
Used vehicle	88.4	88.7	(0.3)	(0.3)	189.3	182.2	7.1	3.9
Finance and insurance	212.1	184.4	27.7	15.0	415.5	355.9	59.6	16.7
Total variable operations	458.7	434.0	24.7	5.7	917.3	844.1	73.2	8.7
Parts and service	324.3	298.6	25.7	8.6	634.4	583.2	51.2	8.8
Other	6.7	7.8	(1.1)		13.4	15.6	(2.2)
Total gross profit	$789.7	$740.4	$49.3	6.7	$1,565.1	$1,442.9	$122.2	8.5

Retail vehicle unit sales:
New	83,027	80,011	3,016	3.8	159,946	150,687	9,259	6.1
Used	55,780	52,218	3,562	6.8	113,133	103,892	9,241	8.9
	138,807	132,229	6,578	5.0	273,079	254,579	18,500	7.3

Revenue per vehicle retailed:
New	$34,527	$34,035	$492	1.4	$34,754	$34,098	$656	1.9
Used	$19,165	$18,823	$342	1.8	$18,826	$18,505	$321	1.7

Gross profit per vehicle retailed:
New	$1,905	$2,011	$(106)	(5.3)	$1,954	$2,031	$(77)	(3.8)
Used	$1,590	$1,685	$(95)	(5.6)	$1,665	$1,733	$(68)	(3.9)
Finance and insurance	$1,528	$1,395	$133	9.5	$1,522	$1,398	$124	8.9
Total variable operations(1)	$3,307	$3,277	$30	0.9	$3,356	$3,307	$49	1.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2015 (%)	2014 (%)	2015 (%)	2014 (%)
Revenue mix percentages:
New vehicle	56.8	57.2	56.4	56.5
Used vehicle	23.3	22.6	23.7	23.3
Parts and service	14.9	14.7	15.0	15.0
Finance and insurance, net	4.2	3.9	4.2	3.9
Other	0.8	1.6	0.7	1.3
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.0	21.7	20.0	21.2
Used vehicle	11.2	12.0	12.1	12.6
Parts and service	41.1	40.3	40.5	40.4
Finance and insurance	26.9	24.9	26.5	24.7
Other	0.8	1.1	0.9	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.5	5.9	5.6	6.0
Used vehicle - retail	8.3	9.0	8.8	9.4
Parts and service	43.2	42.6	43.0	42.7
Total	15.6	15.5	15.9	15.9